UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 7, 2009

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Horizon Bancorp (the “Company”) intends to present financial and other information to the Company’s shareholders at the Annual Meeting of Shareholders to be held on May 7, 2009. The slides for the presentation are attached as Exhibit 99.1 to this Current Report and are incorporated by reference into this Item 7.01.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The filing of this Current Report shall not been deemed an admission as to the materiality of any information in the Current Report that is required to be disclosed solely by reason of Regulation FD.

A cautionary note about forward-looking statements: This Current Report may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements can include statements about estimated cost savings, plans and objectives for future operations and expectations about the Company’s financial and business performance as well as economic and market conditions. They often can be identified by the use of words like "expect," "may," "could," "intend," "project," "estimate," "believe" or "anticipate."  By their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors.  You are cautioned that actual results may differ materially from those contained in the forward-looking statement.

Any forward-looking statements are intended to speak only as of the date of this Current Report, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Slide Presentation for Annual Meeting of Shareholders on May 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 7, 2009	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Slide Presentation for Annual Meeting of Shareholders on May 7, 2009	Attached